Exhibit 10.69

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.


                    COLLATERALIZED COMMERCIAL PROMISSORY NOTE


NOTE DATE:  JANUARY 16, 2001
PRINCIPAL AMOUNT:  $300,000.00
MATURITY DATE:  DECEMBER 31, 2002

LENDER (NAME AND ADDRESS):                 MAKER (NAME AND ADDRESS):
(AS TO A 50% UNDIVIDED INTEREST AS
TENANTS IN COMMON)                         OPEC CORP., a Colorado corporation
WELLS FARGO BANK WEST, N.A., TRUSTEE OF    c/o Donald D. Cannella, President
THE JAMES C. BERGER ROLLOVER IRA,          1880 Office Club Pointe #2000
(formerly Norwest Bank Colorado,           Colorado Springs, CO  80920
National Association, Trustee of the
James C. Berger Rollover IRA)                                And
90 South Cascade Avenue
P.O. Box 2120                              FUTUREONE, INC., a Nevada corporation
Colorado Springs, CO  80901-2120           c/o Donald D. Cannella, President
                                           1880 Office Club Pointe #2000
                  and                      Colorado Springs, CO  80920

(AS TO A 50% UNDIVIDED INTEREST AS
TENANTS IN COMMON)
JOHN M. VENTIMIGLIA
4390 North Academy Boulevard
Colorado Springs, CO  80917

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PRE-DEFAULT INTEREST RATE:

A fixed rate of fifteen percent (15%) per annum.

THE POST-DEFAULT INTEREST RATE:  Twenty-one (21%) percent per annum.

PAYMENT SCHEDULE:

All accrued but unpaid interest is due on the 1st day of February, 2001, and on the first day of each month thereafter. The entire outstanding principal balance, together with all accrued and unpaid interest and all other sums due hereunder, shall be due in full on December 31, 2002 IN A BALLOON PAYMENT. Maker understands this Note is payable in full on December 31, 2002 and that this Note is a balloon payment loan. The Lender is under no obligation to refinance the loan at that time. Maker will therefore be required to make payment out of other assets it may own, or it will have to find a Lender willing to lend it money at prevailing market rates, which may be considerably higher than the interest rate of this loan. If Maker refinances this loan at maturity, it may have to pay some or all closing costs normally associated with a new loan, even if it obtains refinancing from the same Lender. Notwithstanding anything to the contrary stated herein, Lender shall have the right, in its sole and absolute discretion, to call this Note, in whole or in part, at any time after February 28, 2001. If Lender exercises its call privilege, the entire outstanding principal balance called, together with all accrued and unpaid interest and all other sums due hereunder, shall be due in full immediately. If Maker fails to repay the principal and interest as required under this paragraph, then the Lender may invoke any of the remedies permitted by the Note and Security Agreement.

LATE PAYMENT CHARGE: Five percent (5%) of the unpaid installment per day until the default is cured or the maximum charge allowed by law, whichever is less.

PREPAYMENT: This Note may be prepaid at any time, in whole or in part, upon fifteen (15) days' written notice to Lender.

SECURITY: The Note is secured by all of Maker's inventory, chattel paper, accounts, equipment and general intangibles, whether now owned or hereafter acquired, whether now existing or hereafter arising, and any and all additions, accessions and substitutions thereto or thereof.

GENERAL NOTE PROVISIONS:

     1. Maker, jointly and severally, if more than one, promises to pay to the order of Lender at the Lender's offices designated above, the Principal Amount, with interest on the unpaid balance at the Pre-Default Interest Rate specified above. The annual rate of interest shall be based on a 365 day year. Principal and interest shall be payable as specified in the Payment Schedule above.

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     2. If any installment of this Note is not paid in full on its due date, the
Holder hereof at any time; in lieu of acceleration of maturity, may at the Holder's sole option, charge Maker the Late Payment Charge specified above.

     3. At the option of the Holder, the unpaid balance of this Note and all other obligations of Maker to the Holder, direct or indirect, absolute or contingent, now existing or hereafter arising, may become immediately due and payable without notice or demand if (a) any payment required by this Note is not made when due, (b) a default or event of default occurs under any loan or security agreement or other instrument executed as security for or in connection with this Note, (c) Maker shall be in default on any other indebtedness to the Holder, (d) any warranty, representation or statement made or furnished to the Holder by or on behalf of Maker in connection with this Note proves to have been false in any material respect when made or furnished, (e) death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Maker or any guarantor or surety for Maker (such default not having been previously cured), or (f) the Holder at any time in good faith believes that the prospect of any payment required by this
Note is impaired, whether or not such belief is caused by any act or failure to act of any Maker or of any endorser, guarantor of accommodation party of or on this Note (hereafter collectively referred to as "any other signer"). After maturity or upon default, the outstanding unpaid principal balance plus accrued interest, even if reduced to judgment, will draw interest at the Post Default Interest Rate until paid. Payments shall, at the option of the Holder, be applied first to interest accrued to date with the balance credited to the reduction of principal.

     4. Maker and any other signer waive demand, presentment, notice of dishonor, and protest, and assent to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note or any loan or security agreement executed in connection herewith shall operate as a waiver of any payment or other right under this Note or any loan or security agreement executed in connection herewith shall operate as a waiver of any other payment or right, including right of offset. If the Holder enforces this Note upon default, Maker or any other signer shall pay or reimburse the Holder for reasonable expenses incurred in establishing the debt, collecting the amount due and in obtaining possession of and realizing on any security therefor, including reasonable attorneys' fees.

     5. Maker shall have the privilege of prepayment in any amount at any time subject to the prepayment restrictions or penalty, if any specified above. In any event, any prepayment shall not excuse any subsequent periodic payment due as provided hereinabove.

     6. This Note shall be construed under and governed by the laws of Colorado. If there is more than one Maker, all of the provisions of this Note shall apply to each and any of them. Maker represents and warrants that the purpose of this loan is primarily business, commercial or agricultural, and not personal, family or household.

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     7. NOTICE: Every notice,  demand,  request or other communication which may be, or is required to be given under the terms of this Note or by law, shall be in writing and shall be sent by United States Certified Mail, postage prepaid, return receipt requested, and shall be addressed as follows:

If to: OPEC Corp.                         Attn: Donald D. Cannella, President
                                          1880 Office Club Pointe #2000
                                          Colorado Springs, CO  80920

If to: FutureOne, Inc.                    Attn: Donald D. Cannella, President
                                                1880 Office Club Pointe #2000
                                                Colorado Springs, CO  80920

If to: Wells Fargo Bank West, N.A.,       Attn: Terry P. Coffelt, Vice President
       Trustee of the James C. Berger           90 South Cascade Avenue
       Rollover IRA                             P.O. Box 2120
                                                Colorado Springs, CO  80901-2120

       with a copy to:                    ALPERN, MYERS, STUART, SCHEUERMAN &
                                          LEVINSON, A Legal Services LLC
                                          Attn: Howard J. Alpern
                                          14 North Sierra Madre, Suite A
                                          Colorado Springs, CO  80903-3341

       and a copy to:                     James C. Berger
                                          411 South Tejon Street
                                          Colorado Springs, CO  80903

       If to:   John M. Ventimiglia       4390 North Academy Boulevard
                                          Colorado Springs, CO  80903

       with a copy to:                    ALPERN, MYERS, STUART, SCHEUERMAN &
                                          LEVINSON, A Legal Services LLC
                                          Attn:    Howard J. Alpern
                                          14 North Sierra Madre, Suite A
                                          Colorado Springs, CO  80903-3341

and the same shall be deemed delivered when deposited in the United States Mail. Any party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waive personal or any other service than as provided for in this paragraph. Notwithstanding the foregoing, any party hereto may give any other party notice in person so long as the other party acknowledges receipt of such notice in writing.

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     By signing this Promissory Note, Maker also acknowledges receipt of a copy.

                                           MAKER:

                                           OPEC Corp., a Colorado corporation


                                           By: /s/ Donald D. Cannella
                                               ---------------------------------
                                               Donald D. Cannella, President

ATTEST:

/s/ Daniel J. Romano
-------------------------------
Daniel J. Romano, Secretary

                                           FutureOne, Inc., a Nevada corporation


                                           By: /s/ Donald D. Cannella
                                               ---------------------------------
                                               Donald D. Cannella, President
ATTEST:

Daniel J. Romano
-------------------------------------
Daniel J. Romano, Assistant Secretary